Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-277150 on Form S-3 and registration statement Nos. 333-283487, 333-256254, 333-260648, and 333-266985 on Form S-8 of our reports dated February 24, 2026, with respect to the consolidated financial statements of Realty Income Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Diego, California
February 24, 2026